EXHIBIT 10-4

THIRD AMENDMENT TO SALE AGREEMENT

THIS THIRD AMENDMENT TO SALE AGREEMENT (“Amendment”) is made as of November 7, 2012, by CENTRAL PACIFIC BANK, a Hawaii corporation (“Seller”), and TNP SRT LAHAINA GATEWAY, LLC, a Delaware limited liability company (“Buyer”).

Recitals:

(a) Seller and TNP Acquisitions, LLC, a Delaware limited liability company (“TNP”) entered into a Purchase and Sale Agreement dated as of June 14, 2012, as amended by an Amendment and Reinstatement of Sale Agreement dated October 9, 2012, and as further amended by that certain Second Amendment to Sale Agreement dated October 29, 2012 (collectively, the “Sale Agreement”), for the sale to Buyer of the Lahaina Gateway Center having a tax map designation of TMK (2) 4-5-11-8, located in Lahaina, Maui, Hawaii (the “Property”).

(b) Pursuant to that certain Assignment of Purchase and Sale Agreement dated October 31, 2012, Buyer assumed all of TNP’s right, title, and interest in, to, and under the Sale Agreement.

(c) Seller and Buyer desire to amend the Sale Agreement as set forth herein.

Agreements:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Sale Agreement.

2. Closing Date. The Closing Date shall be November 9, 2012.

3. Ratification and Confirmation. All of the terms, covenants and conditions of the Sale Agreement, as hereby modified, are ratified and confirmed and shall remain in full force and effect.

4. Execution of Amendment. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment, and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and or signature pages by facsimile transmission or scanned (PDF) email attachment shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or e-mail attachment shall be deemed to be their original signatures for all purposes whatsoever.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Sale Agreement as of the date first written above.

CENTRAL PACIFIC BANK, a Hawaii corporation		TNP SRT LAHAINA GATEWAY, LLC, a Delaware limited liability company

By	/s/ Mark P. Harner	By: TNP SRT Lahaina Gateway Mezz, LLC, a Delaware limited liability company, its sole member
Mark P. Harner Its Vice President

Seller		By: TNP SRT Lahaina Gateway Mezz Holdings, LLC, a Delaware limited liability company, its sole member

By: TNP SRT Lahaina Gateway Holdings, LLC, a Delaware limited liability company, its sole member

By: TNP SRT Strategic Retail Operating Partnership, a Delaware limited partnership Its sole member

By: TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By	/s/ Dee Balch
		Name:	Dee Balch
		Title:	CFO

Buyer

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